© 2017 Hardinge Inc. 1www.Hardinge.com November 9, 2017 HARDINGE Third Quarter 2017 Financial Results

© 2017 Hardinge Inc. 2www.Hardinge.com Safe Harbor Statement This presentation contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) that involve risks and uncertainties concerning Hardinge’s expected financial performance and its strategic and operational plans. Such statements are based on management's current expectations, assumptions, estimates, and projections, as well as information currently available to Hardinge, which involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. The actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. Certain factors could cause actual results to differ from those anticipated in the forward-looking statements in this release, including fluctuations in the machine tool business, the cyclical nature of our markets, changes in general economic conditions in the U.S. or internationally, the mix of products sold and the profit margins thereon, the relative success of our entry into new product and geographic markets, our ability to manage our operating costs and announced cost reduction initiatives, product liability claims, work stoppages or other labor issues, our ability to execute on our previously announced real estate sale and other restructuring activities, actions taken by customers such as order cancellations or reduced bookings by customers or distributors, competitors’ actions such as price discounting or new product introductions, governmental regulations and environmental matters, loss of key management or other personnel, failure of operating equipment or information technology infrastructure, changes in the availability and cost of materials and supplies, the implementation of new technologies and currency fluctuations, and other risks and factors described in our quarterly reports on Form 10-Q and annual reports on Form 10-K and in our other filings with the Securities and Exchange Commission or in materials incorporated therein by reference. Further risks and uncertainties associated with the previously announced indication of interest by Privet to acquire Hardinge include uncertainties as to whether any proposed transaction will occur, and if it does, the timing of any proposed transaction, the risk that even if a proposal is made and a transaction is agreed upon it will be unable to be consummated, and the risk that the proposal will make it more difficult for Hardinge to execute its strategic plan. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. This presentation will discuss some non-GAAP financial measures, which the Company believes are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The Company has provided reconciliations of comparable GAAP to non-GAAP measures in tables found in the Supplemental Information portion of this presentation.

© 2017 Hardinge Inc. 3www.Hardinge.com Sales ($ in millions) $109 $101 $108 $93 $101 $100 $103 $97 $91 $90 $120 $108 $110 $108 $124 2013 2014 2015 2016 Q3 2017 TTM $315 $292 $315$312 $329 $25 $30 $20 $24 $28 $18 $27 $18 $22 $22 $24 $30 $27 $32 $35 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Quarterly Net Sales Annual Net Sales  Excluding favorable FX impact of $0.8 million, Q3 2017 sales grew 25% over prior-year period  Double digit growth in all regions in quarter compared with Q3 2016  Strength of sales from exceptionally high backlog at end of Q2 2017 Actual net sales may differ due to rounding. $67 $87 $78 North America Europe Asia $65 $85

© 2017 Hardinge Inc. 4www.Hardinge.com $23.2 $28.1 $21.4 $26.6 $28.6 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 34.1% Gross Profit & Margin Quarterly Annual  Q3 2017 gross profit increased 24% on higher volume over the prior-year period  Gross margin reflects unfavorable mix compared with prior-year period $105.7 $100.8 $104.6 $97.5 $104.7 2013 2014 2015 2016 Q3 2017 TTM 34.4% 32.4% 33.1% 32.1% 32.3% 33.2% 33.4% 33.3% All amounts shown pertain to continuing operations. ($ in millions) 33.7%

© 2017 Hardinge Inc. 5www.Hardinge.com $14.9 $2.8 $7.7 $4.4 $11.0 $2.6 $6.4 2013 2014 2015 2016 Q3 2017 TTM $9.9 $(2.1) $1.2 $4.2 $4.2 $3.1 ($1.4) $3.7 ($2.0) $2.5 $2.2 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 ($0.3) ($0.5) Quarterly Net Income (Loss) Reported & Adjusted* Annual Net Income (Loss) Reported & Adjusted* Net Income (Loss) ($ in millions) * Adjusted Net Income (Loss) is a non-GAAP financial measure. Hardinge believes that the use of Adjusted Net Income (Loss) helps in the understanding of the Company’s financial results. See supplemental slides for an Adjusted Net Income (Loss) reconciliation and other important disclaimers. GAAP NON-GAAP*  Net income grew on higher volume in Q3 2017 vs. prior-year period  Q3 2017 included $0.8 million restructuring costs vs. $0.2 million in Q3 2016

© 2017 Hardinge Inc. 6www.Hardinge.com $26.9 $14.9 $18.8 $15.7 $22.1 2013 2014 2015 2016 Q3 2017 TTM $2.9 $7.7 $2.0 $6.2 $6.2 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 EBITDA and Margin* Adjusted EBITDA & Margin* Adjusted EBITDA & Margin* * Adjusted EBITDA & Margin are non-GAAP financial measures. Hardinge believes that the use of Adjusted EBITDA & Margin helps in the understanding of the Company’s financial results. See supplemental slides for an Adjusted EBITDA & Margin reconciliation and other important disclaimers regarding Adjusted EBITDA & Margin. 8.2% 4.8% 6.0% 5.4% 7.0%4.3% 8.9% 3.1% 7.9% 7.3% ($ in millions)  Operating leverage from volume drove margin improvement over prior-year quarter  Leverage amplified by restructuring savings of $3.7 million vs 2015

© 2017 Hardinge Inc. 7www.Hardinge.com $203.6 $169.6 $161.1 $155.9 $168.7 $26.6 $16.2 $11.8 $5.9 2013 2014 2015 2016 9/30/2017 Equity Debt $34.7 $16.3 $32.8 $28.3 $32.3 2013 2014 2015 2016 9/30/2017 Total Capitalization ($ in millions) $3.9 $3.2 $4.2 $2.5 $1.7 2013 2014 2015 2016 Q3 2017 YTD* Cash & Cash Equivalents Capital Expenditures Financial Strength and Flexibility *2017 capital expenditures expected to be approximately $2.4 million to $2.5 million

© 2017 Hardinge Inc. 8www.Hardinge.com 59 61 61 61 63 2013 2014 2015 2016 Q3 2017 Inventory Turns (monthly avg.) Receivable Days Outstanding (monthly avg.) * Managed Working Capital is defined as: Receivables + Inventory - Payables - Customer Deposits 43% 42% 40% 42% 41% 2013 2014 2015 2016 Q3 2017 1.7 1.8 1.8 1.6 1.8 2013 2014 2015 2016 Q3 2017 Managed Working Capital* as a Percent of Sales (monthly avg.) Emphasis on Productivity and Cash  Heightened emphasis on working capital management  See potential to improve all aspects of working capital requirements: DSO, DPO and inventory

© 2017 Hardinge Inc. 9www.Hardinge.com ($ in millions) Annual Orders $86 $105 $99 $102 $99 $95 $109 $97 $92 $103 $107 $117 $120 $117 $128 2013 2014 2015 2016 Q3 2017 TTM $331 $288 $330 Quarterly Orders $27 $25 $24 $27 $23 $20 $28 $21 $30 $24 $28 $37 $28 $36 $27 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 $75 $74  Orders in Europe, excluding favorable FX, improved in both quarter and TTM  Orders year-to-date up 9% from improved demand for machines Actual orders may differ due to rounding. $316$93 Broad Geographic Presence $90 $311 North America Europe Asia $73

© 2017 Hardinge Inc. 10www.Hardinge.com ($ in millions) Backlog  Strong backlog supports expectations for solid 2017  Lead times vary by product line • Machine tools: two to nine months • Workholding parts and accessories: Standard - next day, Specials – four to eight weeks $107 $108 $115 $133 $123 $10 $9 $12 $12 $12 9/30/2016 12/31/2016 3/31/2017 6/30/2017 9/30/2017 Machine Tools Workholding Parts & Accessories Backlog by Product Line $145 $117 $117 $127 $135

© 2017 Hardinge Inc. 11www.Hardinge.com Building a Better Business The Challenges  Scale disadvantage versus larger competitors  Product portfolio complexity  Product-focused versus customer-focused approach  Lost customer intimacy  Excess capacity and infrastructure The Solutions  Simplify and optimize: • Product offering, go to market strategy, structure and supply chain  Reorganize: • Streamline organization, unify go to market approach, globalize operations  Three centralized regions of excellence: Americas, Europe, Asia

© 2017 Hardinge Inc. 12www.Hardinge.com Driving Earnings Power Organizational Structure & Key Talent Market Driven Strategy Footprint & Operational Execution Build the foundational platform for sustainable and profitable growth Drive Improved Cash Generation & Stronger Profitability

© 2017 Hardinge Inc. 13www.Hardinge.com Key Focal Points Go To Market  Leverage strength of China team to expand SE Asia coverage  Redesign NA go to market model: customer centricity  Shift resources to most attractive market opportunities in Europe Global Focus on Product Portfolio  Global portfolio management and optimization  Streamlined product innovation and development  Key competency centers (Europe, Asia, Americas) Simplify & Optimize Organization  Regional leadership structure vs. product leadership structure  Rationalize production footprint

© 2017 Hardinge Inc. 14www.Hardinge.com Deliver Results Multi-year Combined Restructuring Plan *  Targeting additional $10M in annualized cost reduction  Contracted to sell Biel facility ($9.8 million) Reorganize to Create Scalable Organization  Regional leadership with central, globalized product development  Centralize strategy and support functions • Global talent management, supply chain, financial control  Leverage external specialized expertise and capabilities Expand Operating Margins and Optimize Working Capital  Product portfolio rationalization leads to standardization • Leverage purchasing power  Standardize to reduce working capital requirements  Optimize manufacturing footprint * Includes previously announced March 2017 restructuring plan

© 2017 Hardinge Inc. 15www.Hardinge.com Our Operating Values Values

© 2017 Hardinge Inc. 16www.Hardinge.com November 9, 2017 HARDINGE Third Quarter 2017 Financial Results

© 2017 Hardinge Inc. 17www.Hardinge.com SUPPLEMENTAL INFORMATION

Annual Adjusted Net Income, Operating Income & Margin and EBITDA & Margin

HARDINGE

($ in millions)

	2013	2014	2015	2016	Q3 17 TTM
Net income (loss)	$ 9.9	$ (2.1)	$ 2.6	$ 1.2	$ 6.4
Impairment charges	6.2	5.4	-	-	-
Income from discontinued operations and gain on disposal of discontinued operation, net of tax	(5.5)	(0.2)	-	-	-
Gain on purchase of business	-	(0.5)	-	-	-
Inventory adjustment	-	-	0.7	-	-
Inventory step-up charge	1.9	0.1	-	-	-
Acquisition transaction expenses	2.2	0.1	-	-	-
Restructuring expenses	-	-	3.6	0.7	2.8
Professional fees for strategic review process	-	-	0.8	1.3	0.1
Pension Settlement Loss	-	-	-	0.5	(0.1)
Other adjustments	0.2	-	-	0.7	1.8
Adjusted net income	14.9	2.8	7.7	4.4	11.0
Plus: Interest expense, net	1.0	0.7	0.4	0.4	0.4
Adjusted income tax expense	1.4	1.6	1.9	2.1	1.7
Adjusted operating income	17.3	5.1	10.0	6.9	13.1
Depreciation and amortization expense	9.6	9.8	8.8	8.8	9.0
Adjusted EBITDA	$ 26.9	$ 14.9	$ 18.8	$ 15.7	$ 22.1
Sales	$ 329.5	$ 311.6	$ 315.3	$ 292.0	$ 314.6
Adjusted operating margin	5.3%	1.7%	3.2%	2.4%	4.2%
Adjusted EBITDA margin	8.2%	4.8%	6.0%	5.4%	7.0%

Net Income (Loss), Operating Income, Operating Margin, EBITDA and EBITDA Margin in all periods presented were adjusted to exclude atypical items as listed above.

Hardinge believes that when used in conjunction with GAAP measures, Adjusted Net Income, Adjusted Operating Income and Adjusted EBITDA, which are non-GAAP measures, assist in the understanding of Hardinge's operating performance.

Actual amounts may differ due to rounding.

© 2017 Hardinge Inc.
www.Hardinge.com

18

Quarterly Adjusted Net Income (Loss), Operating Income (Loss) & Margin and EBITDA & Margin

HARDINGE

($ in millions)

	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017
Net income (loss)	$ (1.4)	$ 3.7	$ (2.0)	$ 2.5	$ 2.2
Restructuring expenses	0.2	0.1	1.4	0.5	0.8
Professional fees for strategic review process	0.1	0.1	-	-	
Pension Settlement Loss	0.6	(0.1)	-	-	
Other adjustments	0.2	0.4	0.1	1.2	0.1
Adjusted net income (loss)	(0.3)	4.2	(0.5)	4.2	3.1
Plus: Interest expense, net	0.1	0.1	0.1	0.1	0.1
Adjusted income tax expense (benefit)	0.9	1.2	0.2	(0.4)	0.7
Adjusted operating income (loss)	0.7	5.5	(0.2)	3.9	3.9
Depreciation and amortization expense	2.2	2.2	2.2	2.3	2.3
Adjusted EBITDA	$ 2.9	$ 7.7	$ 2.0	$ 6.2	$ 6.2
Sales	67.2	86.8	64.6	78.2	85.0
Adjusted operating margin	1.0%	6.3%	(0.3)%	5.0%	4.6%
Adjusted EBITDA margin	4.3%	8.9%	3.1%	7.9%	7.3%

Quarterly Net Income (Loss) , Operating Income (Loss) , Operating Margin, EBITDA and EBITDA Margin in all periods presented were adjusted to exclude atypical items as listed above.

Hardinge believes that when used in conjunction with GAAP measures, Adjusted Net Income (Loss), Adjusted Operating Income (Loss) and Adjusted EBITDA, which are non-GAAP measures, assist in the understanding of Hardinge's operating performance.

Actual amounts may differ due to rounding.

© 2017 Hardinge Inc. www.Hardinge.com 19

Quarterly Financial Appendix

HARDINGE

(in millions, except per share data)

	12/31/2015	3/31/2016	6/30/2016	9/30/2016	12/31/2016	3/31/2017	6/30/2017	9/30/2017
Sales	$ 87.0	$ 67.8	$ 70.2	$ 67.2	$ 86.8	$ 64.6	$ 78.2	$ 85.0
Cost of sales	56.6	45.1	46.6	44.0	58.7	43.2	51.6	56.4
Gross profit	30.4	22.7	23.6	23.2	28.1	21.4	26.6	28.6
Gross profit margin	34.9%	33.5%	33.6%	34.4%	32.4%	33.1%	34.1%	33.7%
Selling, general and administrative expenses	20.7	20.5	19.7	20.0	19.3	18.0	20.1	20.7
Research & development	3.4	3.3	3.4	3.3	3.6	3.6	3.8	3.9
Restructuring charges	2.7	0.2	0.2	0.2	0.1	1.4	0.5	0.8
Other expense (income)	0.4	(0.1)	-	0.3	0.1	0.2	-	0.2
Income (loss) from operations	3.2	(1.2)	0.3	(0.6)	5.0	(1.8)	2.2	3.0
Operating margin	3.7%	(1.8)%	0.4%	(0.9)%	5.8 %	(2.8)%	2.8 %	3.5 %
Interest expense, net	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Income (loss) before income taxes	3.1	(1.3)	0.2	(0.7)	4.9	(1.9)	2.1	2.9
Income tax expense (benefit)	0.4	(0.1)	0.1	0.7	1.2	0.2	(0.4)	0.7
Net income (loss)	$ 2.7	$ (1.2)	$ 0.1	$ (1.4)	$ 3.7	$ (2.0)	$ 2.5	$ 2.2
Basic earnings (loss) per share:								
Earnings (loss) per share	$ 0.22	$ (0.10)	$ 0.01	$ (0.11)	$ 0.29	$ (0.16)	$ 0.20	$ 0.17
Diluted earnings (loss) per share:								
Earnings (loss) per share	$ 0.21	$ (0.10)	$ 0.01	$ (0.11)	$ 0.29	$ (0.16)	$ 0.20	$ 0.17
Cash dividends declared per share	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ -
Weighted avg. shares outstanding: Basic	12.8	12.8	12.8	12.8	12.9	12.9	12.9	12.9
Weighted avg. shares outstanding: Diluted	12.9	12.8	12.9	12.8	12.9	12.9	12.9	12.9

Actual amounts may differ due to rounding.

© 2017 Hardinge Inc.
www.Hardinge.com
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© 2017 Hardinge Inc. 21www.Hardinge.com Source: Oxford Economics Autumn 2017 Global Machine Tool Outlook Report M ach in e To o l C o n sump ti o n (in U S$ b ill io n s) Oxford Economics Machine Tool Forecast Machine tool industry - $80 billion Drivers of Machine Tool Consumption:  Emerging economies - growing middle class  Obsolescence - older machines technologically outdated  Automation - shrinking supply of skilled machinists  Global competitiveness - advancing productivity Expect moderate long-term demand growth ~3% Emerging Economies Drive Demand  China driving global growth $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Americas Europe Asia World